                                                                     EXHIBIT 8.2

                            [LETTERHEAD OF JONES DAY]



                                [Effective Date]


Ultramar Diamond Shamrock Corporation
6000 North Loop 1604 West
San Antonio, TX  78249-1112

Ladies and Gentlemen:

         We have acted as counsel for Ultramar Diamond Shamrock Corporation, a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into Valero Energy Corporation, a Delaware corporation ("Valero"), pursuant to an Agreement and Plan of Merger dated as of May 6, 2001 (the "Merger Agreement"), and as described in the Registration Statement on Form S-4 (the "Registration Statement") which includes the Proxy Statement/Prospectus of the Company and Valero, as filed with the Securities and Exchange Commission on July _, 2001. Capitalized terms used herein and not defined herein will have the meanings set forth in the Merger Agreement.

         In that connection, you have requested our opinion concerning certain federal income tax consequences of the proposed Merger. For purposes of our opinion, we have reviewed the Merger Agreement, the Registration Statement, and such other documents and corporate records, and have considered such matters of law, as we have deemed necessary or appropriate. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger and the representations set forth in the Merger Agreement and the Registration Statement are presently true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date of the Merger provided for in the Merger Agreement, (iii) the representations made by the Company and Valero in their respective letters (the "Representation Letters") to us dated the date hereof are presently true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, and (iv) any representations in the Representation Letters or made in the Merger Agreement "to the best knowledge of" or similarly qualified are presently true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without such qualification. If any of the foregoing assumptions is untrue for any reason or if the Merger is consummated in a manner inconsistent with the manner in which it is presently described in the Merger Agreement or the Registration Statement, our opinion expressed below may be adversely affected and may not be relied upon.

Ultramar Diamond Shamrock Corporation
[Effective Date]
Page 2


         Our opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current regulations and proposed regulations thereunder, current published administrative rulings and procedures of the Internal Revenue Service, and judicial decisions published to date, all of which are subject to change at any time. You should note that future legislative, judicial or administrative actions, decisions or interpretations, which may be retroactive in effect, could materially affect our opinion.


         Based upon the foregoing, it is our opinion that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Further, based upon such conclusion, the discussion of the material tax consequences of the Merger set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences," subject to the conditions and limitations set forth therein, is our opinion as to such tax consequences. We express no opinion on any issue relating to any tax consequences of the Merger other than those set forth above. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusions set forth above.


         We are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is being rendered with the understanding that it is a condition to the consummation of the Merger that our opinion as to the qualification of the Merger as a "reorganization" be rendered again as of the Closing Date.

         We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                                         Very truly yours,